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(SHAW GRAPHIC)


FOR IMMEDIATE RELEASE

                                       CONTACT: Laurie LaChiusa
                                                Vice President,
                                                Investor Relations &
                                                Corporate Communications
                                                225.932.2500


          THE SHAW GROUP RECEIVES COMMITMENTS TO AMEND CREDIT FACILITY

         Baton Rouge, Louisiana, October 17, 2003 - The Shaw Group Inc. (NYSE:
SGR) today announced that it has received commitments to increase its credit facility from $250 million to $300 million to provide for additional borrowing capacity, including letters of credit. The Company further amended its credit facility to reduce restrictions in various financial covenants. The credit facility amendment will become effective upon completion of the $200 million common stock offering announced in a separate release issued today.

         "We are very happy with the expansion of our credit facility and the amendment to our covenants. This will increase our working capital resources, providing the Company with greater liquidity and enhanced flexibility for running our business and executing our strategic plan," stated Robert L. Belk, Executive Vice President and Chief Financial Officer. "Combined with the other actions we have taken to strengthen our balance sheet, we will be better positioned to capitalize on the improving markets for our services and ultimately provide the best platform on which to build long-term shareholder value."

         The Shaw Group Inc. is a leading global provider of engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation, and facilities management services for government and private sector clients in the power, process, environmental, infrastructure and homeland defense markets. The Company is headquartered in



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Baton Rouge, Louisiana and employs approximately 14,800 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit the Company's website at www.shawgrp.com

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q, reports and on the Company's web-site under the heading "Forward Looking Statement". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our web site at www.shawgrp.com.

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